EXHIBIT 10.2
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                           IRREVOCABLE PROXY
            REGARDING THE CARLYLE XIV MEMBERSHIP INTERESTS


     This Irrevocable Proxy Regarding the Carlyle XIV Membership Interests (this "Irrevocable Proxy"), dated as of December 17, 2001, is executed by Carlyle Real Estate Limited Partnership-XIV, a Illinois limited liability partnership ("Carlyle XIV"), a member of the Maguire Partners - South Tower, LLC (formerly known as the Maguire Thomas Partners - South Tower, LLC, the "LLC"), a California limited liability company, with respect to all of the membership interests in the LLC that now are or hereafter may be beneficially owned by Carlyle XIV, and any and all other membership interests or securities of the LLC issued or issuable in respect thereof on or after the date hereof (collectively, the "Carlyle XIV Membership Interests").

     Carlyle XIV hereby acknowledges and agrees as follows:

     (1) Pursuant to the Carlyle XIV Loan Documents (as such term is hereinafter defined), ATC Realty, Inc. (together with its successors and assigns, "ATC Realty"), a California corporation, as successor-in-interest and assignee of the rights and interests of Wells Fargo Bank, N.A. ("WFB"), has a first priority security interest in and lien on the Carlyle XIV Membership Interests, and certain related collateral. As used herein, "Carlyle XIV Loan Documents" shall mean the following: (a) that certain Loan Agreement, dated as of December 26, 1985, by and between Carlyle Real Estate Limited Partnership-XIV ("Carlyle XIV") and WFB (as successor by merger to Crocker National Bank, "Crocker"), as amended in accordance with its terms, including as modified by that certain Loan Modification Agreement (Carlyle-XIV), dated as of October 24, 1996, by and between Carlyle XIV and WFB; (b) that certain Security Agreement, dated as of December 26, 1985, by and between Carlyle XIV and WFB (as successor by merger to Crocker); (c) that certain Security Agreement (Equipment and Fixtures), executed on or about October 24, 1996, by Carlyle XIV in favor of WFB; (d) that certain Continuing Security Agreement (Rights to Payment and Inventory), executed on or about October 24, 1996, by Carlyle XIV in favor of WFB; (e) that certain Promissory Note, dated December 30, 1985, executed by Carlyle XIV in favor WFB (as successor by merger to Crocker), as amended and restated pursuant to that certain Amended and Restated Promissory Note, dated as of October 24, 1996, executed by Carlyle XIV in favor of WFB; (f) that certain Wells Fargo Bank Addendum, dated as of September 30, 1996, by and among Carlyle XIV, Carlyle XV, Maguire Partners-Bunker Hill, Ltd. ("Maguire") and WFB; (g) that certain Security Agreement, dated as of September 30, 1996, by and among Maguire/Thomas Partners Development, Ltd. (the "Property Manager"), Carlyle XIV and Carlyle Real Estate Limited Partnership-XV ("Carlyle XV"); (h) that certain Notice of Assignment from WFB to the LLC, dated October 24, 1996, and the related Acknowledgement of Receipt of Assignment, dated as of October 24, 1996, executed by the LLC in favor of WFB; (i) that certain Notice of Assignment from WFB to the Property Manager, dated October 24, 1996, and the related Acknowledgement of Receipt of Assignment, dated as of October 24, 1996, executed by the Property Manager in favor of WFB; (j) that certain Mutual Release, dated as of October 24, 1996, among Carlyle XIV, Carlyle XV, Maguire and WFB; (k) that certain letter from the Property Manager to Carlyle XIV and Carlyle XV regarding the Manager's Payment, dated
September 30, 1996; (l) that certain letter from Aetna Life Insurance Company to the LLC, the Property Manager, Carlyle XIV, Carlyle XV and WFB regarding Payment of Property Management Fee, dated October 24, 1996; and
(m) all other agreements, documents and instruments executed and filed in connection with or relating to the foregoing, including, without limitation, financing statements filed pursuant to the Uniform Commercial Code (the "UCC").




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     (2)   As of the date of this Irrevocable Proxy, Carlyle XIV owns
17.4965% of the membership interests in the LLC.

     (3) Pursuant to the Carlyle XIV Loan Documents, ATC Realty, as successor-in-interest and assignee of the rights and interests of WFB, has certain rights to act as Carlyle XIV's true attorney in fact (the "Power of Attorney Right"), in addition to the other rights and the remedies set forth under the Carlyle XIV Loan Documents and in the UCC.

     (4) The Power of Attorney Right is coupled with an interest, pursuant to, without limitation, the Carlyle XIV Loan Documents, and is revocable only to the extent set forth in Carlyle XIV Loan Documents (the "Power of Attorney Expiration Date").

     (5) Carlyle XIV requested that each of WFB and ATC Realty foreclose on the security interest and lien on the Carlyle XIV Membership Interests. In connection with such request, Carlyle XIV executed that certain Acknowledgment and Waiver, dated as of June 7, 2001, in favor of WFB, the terms of which Carlyle XIV hereby reaffirms and ratifies in all respects, and of which are hereby incorporated into this Agreement by reference.

     (6) Maguire asserted that the sale and transfer of the Carlyle XIV Membership Interests within 365 days of the sale and transfer of the membership interests in the LLC owned by Carlyle XV (the "Carlyle XV Membership Interests") will result in the termination of the LLC under
Section 708 of the Internal Revenue Code, a result restricted by the Addendum. As a result of Maguire's assertion, each of WFB and ATC Realty chose to delay foreclosing on the Carlyle XIV Membership Interests for 365 days after the date of the sale and transfer of the Carlyle XV Membership Interests.

     (7) For the reasons set forth in Paragraphs 5 and 6 above, ATC Realty shall be authorized and empowered to vote on behalf of Carlyle XIV, and exercise all of Carlyle XIV's voting and related rights, and to take any and all other action that ATC Realty, in its sole and absolute discretion exercised in good faith, deems necessary to protect and preserve its security interest and lien on the Carlyle XIV Membership Interests (collectively, the "Voting Rights").

     Carlyle XIV hereby irrevocably (to the full extent permitted by the California Corporations Code) hereby appoints ATC Realty, or any other designee of ATC Realty, as the sole and exclusive proxy of the Carlyle XIV, with full power of substitution and resubstitution, to vote and exercise any and all voting and related rights to the full extent that Carlyle XIV is entitled to do so, and to take any other action that ATC Realty, in its sole and absolute discretion exercised in good faith, deems necessary to protect and preserve its security interest and lien upon the Carlyle XIV Membership Interests (collectively, the "Voting Rights"). Upon Carlyle XIV's execution of this Irrevocable Proxy, any and all prior voting proxies given by Carlyle XIV with respect to any Carlyle XIV Membership Interests are hereby revoked. Carlyle XIV agrees not to grant any subsequent voting proxies with respect to the Carlyle XIV Membership Interests until after the Voting Expiration Date (as such term is hereinafter defined).

     The Voting Rights are irrevocable (to the full extent permitted by the California Corporations Code) and coupled with an interest, including, but not limited to the Carlyle XIV Loan Documents and the consideration described in Paragraphs 5 and 6 above, and are not revocable until Carlyle XIV has performed all of its obligations under the Carlyle XIV Loan Documents and Carlyle XIV redeems the security interest in and lien on the Carlyle XIV Membership Interests, and certain related collateral, held by ATC Realty in accordance with Section 9623 of the California Commercial Code, or December 31, 2002, whichever occurs first (the "Voting Expiration Date").






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     Pursuant to this Irrevocable Proxy, Carlyle XIV hereby (i) reaffirms and acknowledges Power of Attorney Right of ATC Realty; and (ii) authorizes and empowers ATC Realty, at any time prior to the Voting Expiration Date, to exercise the Voting Rights, which include, without limitation, the right to vote on behalf of Carlyle XIV and to exercise any and all voting and related rights to the full extent that Carlyle XIV is entitled to do so, and to take any other action that ATC Realty, in its sole and absolute discretion exercised in good faith, deems necessary to protect and preserve its security interest and lien on the Carlyle XIV Membership Interests. Notwithstanding anything contained herein, or in any other agreement or document, to the contrary, ATC Realty shall have no obligation or duty whatsoever to Carlyle XIV, Maguire, the LLC or any other person or entity to exercise the Voting Rights, or any other rights that ATC Realty or WFB are authorized and empowered to exercise under the UCC, this Agreement or any other agreement or document.

     In exercising the Power of Attorney Rights and Voting Rights granted hereunder and under the Carlyle XIV Loan Documents, and any other rights, ATC Realty may use its good faith business judgment and may rely upon the recommendations of Maguire. Maguire is entitled to rely on the authority granted hereunder, and under the Carlyle XIV Loan Documents, to ATC Realty.

     This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable. This Irrevocable Proxy is personal to ATC Realty and may not be assigned, transferred, conveyed or encumbered in any manner without the prior written consent of Carlyle XIV.



Dated:  December 17, 2001


                      CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XIV

                      By:   JMB Realty Corporation, general partner


                            ______________________________________
                            Name:   Patrick Meara
                            Title:  Senior Vice President






























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